Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

TransEnterix, Inc.

Morrisville, North Carolina

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our reports dated March 16, 2020, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of TransEnterix, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which are incorporated by reference in the Registration Statement on Form S-3 (File No. 333-236200). Our report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019.

We also consent to the reference to us under the caption “Experts” in the Registration Statement on Form S-3 (File No. 333-236200).

/s/BDO USA, LLP

Raleigh, North Carolina

January 26, 2021